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                                                                   EXHIBIT 10(i)

                                EDO CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             EFFECTIVE JULY 1, 2001
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                               TABLE OF CONTENTS

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                                                              PAGE
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Preamble....................................................   ii
Article I -- Definitions....................................    1
Article II -- Participation.................................    2
Article III -- Retirement Date..............................    2
Article IV -- Retirement Income.............................    3
Article V -- Payment of Benefits............................    4
Article VI -- Vesting and Forfeiture........................    5
Article VII -- Plan Administration..........................    5
Article VIII -- Amendment and Termination...................    5
Article IX -- Funding.......................................    6
Article X -- Miscellaneous..................................    6
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                                    PREAMBLE

     This instrument states the terms and conditions of the EDO Corporation Supplemental Executive Retirement Plan (the "Plan"), effective as of July 1, 2001.

     The purpose of this Plan is to provide eligible Senior Executives of the Employer with supplemental retirement income and survivor benefits in addition to the benefits payable from the EDO Corporation Employees Pension Plan. The Plan is intended to enable the Employer to attract and retain as Employees those Senior Executives eligible for the Plan.

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                                   ARTICLE I

                                  DEFINITIONS

     Unless a different meaning is clearly required by the context:

1.1 "Affiliate" means any entity aggregated with the Company under Sections 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, but only for the period during which such entity is so aggregated with the Company or any other entity designated as such by the Compensation Committee, in its sole discretion.

1.2 "Beneficiary" means the person or persons entitled to receive a benefit under the Plan in the event of the death of a Participant.

1.3   "Board" means the Board of Directors of the Company.

1.4 "Cause" shall mean (i) the willful failure of an Employee to perform substantially the Employee's duties as an employee of the Employer (other than due to mental or physical illness), (ii) the Employee's engaging in serious misconduct that is injurious to the Employer or any Employee,
      (iii) the Employee's having being convicted of, or having entered a plea on Nolo Contendre to, a crime that constitutes a felony, or (iv) the breach by the Employee of any written covenant or agreement to compete with the Employer.

1.5 "Change in Control" shall have the same meaning as defined in a Participant's Change in Control Agreement.

1.6 "Change in Control Agreement" means the individual agreement, if any, between an Employee and the Employer which details the governing terms and conditions of the Employee's employment with the Employer in the event of the Employer undergoing a Change in Control.

1.7   "Code" means the Internal Revenue Code of 1986, as amended.

1.8 "Company" means EDO Corporation and any successor to such corporation which shall adopt the Plan.

1.9 "Compensation" means the regular rate of base salary or wages payable to an Employee by an Employer for the performance of duties, inclusive of Incentive Compensation, and of any contributions made by the Employee pursuant to Code Sections 402(g)(3), 125 or 457, determined without the application of any limitations on annual compensation as provided in Code
      Section 401(a)(17). In the case of a Participant who is Disabled, the Participant's Compensation for each calendar month during his period of Disability shall be deemed to be the Participant's monthly rate of pay in effect at the time the Participant was last actively employed by an Employer, and the monthly pro-rated five (5) year average Incentive Compensation paid to the Employee prior to their last day of work, before the commencement of such Disability.

1.10 "Compensation Committee" means the Compensation Committee of the Board of Directors.

1.11 "Disability" or "Disabled" means such terms as defined under the Qualified Plan.

1.12 "Early Retirement Age" means age 55 with the completion of ten (10) Years of Service.

1.13 "Early Retirement Date" means the date of a Participant's termination of employment on or after attainment of Early Retirement Age, but prior to Normal Retirement Age.

1.14 "Early Retirement Income" means the retirement benefits provided to Participants and their Beneficiaries reduced according to the applicable provisions of Article IV, Section 4.2.

1.15  "Effective Date" means July 1, 2001.

1.16 "Employee" means any individual who receives remuneration from an Employer in the form of salary or wages paid for personal services rendered to an Employer.

1.17 "Employer" means EDO Corporation, any other Affiliate, or any successor entity.

1.18 "Final Average Compensation" means the average obtained by dividing (i) the total Compensation of the Employee for service during the 60 consecutive calendar months (or his total employment if less than 60) in the last 120 calendar months (or his total employment if less than 120 months) of his

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      employment by an Employer, including the month in which his employment ceases but not including any prior month in which he was not employed for the full month, for which 60 (or such lesser number of months, if applicable) consecutive calendar months such Compensation is greatest, by
      (ii) the number of months and fraction, if any, equal to 60 months (or such lesser number of months, if applicable).

1.19 "Incentive Compensation" means the award payable to an Employee under the Employer's Incentive Compensation Plan.

1.20  "Normal Retirement Age" means age 65.

1.21 "Normal Retirement Date" means the date of a Participant's termination of employment on or after attainment of Normal Retirement Age.

1.22 "Participant" means a Senior Executive who has satisfied the eligibility requirements of Article II hereof, and whose participation has not ceased pursuant to any provision of this Plan.

1.23 "Pension Administration Committee" means the Pension Administration Committee appointed by the Board.

1.24 "Plan" means the EDO Corporation Supplemental Executive Retirement Plan as set forth herein and as amended from time to time.

1.25 "Plan Year" means the Company's fiscal year for federal income tax purposes.

1.26 "Qualified Plan" means the EDO Corporation Employees Pension Plan as in effect on the Effective Date and as amended from time to time.

1.27 "Retirement Date" means the effective date of a Participant's retirement determined in accordance with Article III hereof.

1.28 "Retirement Income" means the retirement benefits provided to Participants and their Beneficiaries in accordance with the applicable provisions of this Plan.

1.29 "Senior Executive" means an Employee who is designated as a Senior Executive of the Employer.

1.30 "Years of Service" means the number of years or partial years during which a Participant is employed as an Employee, determined by dividing the number of consecutive months of service by twelve (12). An authorized leave of absence shall not be considered a break in service provided the Participant returns from the leave of absence prior to termination of employment. In addition, a Participant shall be credited with service for any period of absence from employment or service during which such Participant is suffering from a Disability, but ending on the earlier of
      (i) the date the Participant returns to work with the Employer, (ii) the date the Participant begins receiving Retirement Income hereunder, (iii) the ten (10) year anniversary of the Participant's last day of work prior to Disability, or (v) the Participant's attainment of Normal Retirement Age.

                                   ARTICLE II

                                 PARTICIPATION

2.1 Eligibility. Each Senior Executive may be eligible to participate in the Plan, in the sole discretion of the Compensation Committee, as of the later of the Effective Date hereof or the date such Senior Executive is designated as eligible to participate in the Plan.

2.2 Enrollment and Participation. A Senior Executive who becomes a Participant shall remain a Participant as long as he is entitled to any benefits under the Plan.

                                  ARTICLE III

                                RETIREMENT DATE

3.1 Normal/Early Retirement Date. A Participant's Retirement Date shall mean such Participant's Normal Retirement Date or Early Retirement Date, as the case may be, or such other date considered to be the Participant's deferred Retirement Date as defined in Section 3.2.

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3.2   Postponed Retirement.  If a Participant continues to perform services as an Employee beyond his Normal Retirement Date, such Participant's postponed Retirement Date shall be the date of the Participant's termination of employment with the Employer.

                                   ARTICLE IV

                               RETIREMENT INCOME

4.1 Normal Retirement Income. A Participant's Retirement Income at Normal Retirement Age shall be calculated based on a single life annuity with 15 years certain and shall equal the excess, if any, of (A) minus (B) where:

      (A) Equals two percent (2%) times the Participant's Years of Service, to a maximum of 44 years, the product of which must be at least 50% if the Participant retires at or after age 65 with 10 Years of Service, multiplied by the Participant's Final Average Compensation, multiplied by twelve (12); and

      (B) Equals the amount of the annual retirement benefit which is payable to such Participant at the Participant's Normal Retirement Date under the Qualified Plan in the form of a single life annuity.

4.2   Early Retirement Income.

      (A)Election to Defer Retirement Income until Normal Retirement
         Age. Should a Participant who retires at or after Early Retirement Age, but prior to Normal Retirement Age, elect in accordance with the terms of Section 5.1(B) to defer the commencement of his Retirement Income until the first day of the month coinciding with or next following the month in which the Participant reaches Normal Retirement Age, the Participant's Retirement Income shall be determined in accordance with Section 4.1 of the Plan. In all other cases, a Participant's Early Retirement Income shall be determined in accordance with the terms of Section (B) or (C) hereof, as appropriate.

      (B)Retirement with at least 10 Years of Service, at or After Age 60 and Prior to Age 65. Early Retirement Income for a Participant with at least 10 Years of Service at retirement and who retires at or after age 60 and prior to age 65 shall be the amount (i) determined under Section
         4.1 based upon Final Average Compensation and Years of Service at such Participant's Early Retirement Date reduced by (ii) three percent (3%) for each year (and interpolated to actual age using years and months at commencing) from and after the Participant's Retirement Date through the end of the month in which such Participant would reach the Normal Retirement Age.

      (C)Retirement with at least 10 Years of Service, at or After Age 55 and Prior to Age 60. Early Retirement Income for a Participant with at least 10 Years of Service at retirement and who retires at or after age 55 and prior to age 60 shall be the amount (i) determined under Section
         4.1 based upon Final Average Compensation and Years of Service at such Participant's Early Retirement Date reduced by (ii) five percent (5%) for each year (and interpolated to actual age using years and months at commencing) from and after the Participant's Retirement Date through the end of the month in which such Participant would reach the Normal Retirement Age.

4.3 Postponed Retirement Income. Retirement Income for a Participant who postponed his Retirement Date under Section 3.2 shall be the amount (i) determined under Section 4.1(A) based upon Final Average Compensation and Years of Service at such Participant's deferred Retirement Date minus (ii) the amount calculated under Section 4.1(B) which would be payable at such Participant's deferred Retirement Date.

4.4   Death Benefit.

      (A)Commencement. A death benefit shall commence as of the first day of the month coinciding with or next following the month in which the death of a Participant occurs.

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      (B)Pre-Retirement Death Benefit.  The death benefit for a Participant who dies while employed by an Employer after attaining age 50, with 10 Years of Service, shall be an amount determined under Section 4.1 as if the Participant had retired on the date such Participant's death occurs, and payable to the Participant's Beneficiary for 15 years certain.

      (C)Designation of Beneficiary. Upon enrollment in the Plan, the Participant will designate by written notice on a form prescribed by the Pension Administration Committee one or more Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Pension Administration Committee. The consent of the Participant's Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminates, unless the Participant has specified otherwise.

      (D)Beneficiary if no Designation is Made. Unless a different Beneficiary has been designated in accordance with Section 4.4(C), the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.

                                   ARTICLE V

                              PAYMENT OF BENEFITS

5.1   Timing of Payments.

      (A)General Rule. Subject to subsection (B) hereof, the payment of Retirement Income shall commence as of the first day of the month coinciding with or next following a Participant's Retirement Date.

      (B)Deferred Payment of Benefits. Notwithstanding the above, a Participant may elect in writing or in such other format prescribed by the Pension Administration Committee to have the commencement of payment of Retirement Income (but not payment of a Death Benefit under Section 4.4) deferred to the first day of any month following a Participant's Retirement Date up to and including, but no later than, the first day of the month following the month in which such Participant reaches Normal Retirement Age; provided, however, that any election to defer the payment of Retirement Income shall not be valid unless such election is made on or before six (6) months prior to the Participant's Retirement Date. The Pension Administration Committee, in its sole discretion and on such basis as it deems appropriate under the circumstances, has the authority to change any payment date otherwise selected under this section by the Participant.

      (C)Calculation of Deferred Payment. If a Participant elects deferred payment of Retirement Income, the Retirement Income for such Participant shall be calculated as if the Participant had retired on the payment date, but with the Participant's Final Average Compensation and Years of Service determined as of the Participant's Retirement Date.

5.2   Forms of Payment.

      (A)Normal Form of Payment. The normal form of payment of Retirement Income shall be a single life annuity based on the life of the Participant with a 15 years term certain.

      (B)Optional Forms of Payment. Notwithstanding Section 5.2(A), the Pension Administration Committee from time to time may make available to Participants or others entitled to receive payments of retirement or death benefits under the Plan such additional optional forms of payment of such benefits as such Pension Administration Committee shall deem appropriate, provided that any such forms for payment of benefits shall not increase the cost of such benefits to the Employer (cost being determined on such basis as the Compensation Committee shall deem appropriate).

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                                   ARTICLE VI

                             VESTING AND FORFEITURE

6.1 Vesting. A Participant shall have a nonforfeitable right to receive his Retirement Income under this Plan upon attaining Early Retirement Age, unless such Retirement Income is a Death Benefit under Section 4.4, in which case vesting occurs upon the Participant's attainment of age 50 with 10 Years of Service.

6.2 Accelerated Vesting. Notwithstanding Section 6.1, the Compensation Committee may, in its sole discretion, accelerate the vesting terms in respect of a Participant.

6.3 Forfeiture. A Participant whose employment terminates with the Employer for Cause shall forfeit any and all entitlements to receive his Retirement Income under this Plan.

                                  ARTICLE VII

                              PLAN ADMINISTRATION

7.1 Powers and Duties of the Compensation Committee. The Compensation Committee shall have absolute discretion with respect to the adoption, altering or amending of the Plan, and the designation of Participants of the Plan.

7.2 Powers and Duties of the Pension Administration Committee. The Pension Administration Committee's powers and duties shall include, but not be limited to:

      (A) Proposing, interpreting, altering, or revoking rules and regulations necessary to administer the Plan;

      (B) Delegating ministerial duties and employing outside professionals as may be required; and

      (C) Entering into agreements or taking such other actions on behalf of the Company as are necessary to implement the Plan.

7.3 Action by the Committees. The Compensation Committee and the Pension Administration Committee each act by a majority of its members at the time in office and may take action either by vote at a meeting or by written consent. The Chairman or Secretary of the Pension Administration Committee are authorized to represent the Company, including the signing of any certificate or other written direction.

7.4 Claims Procedure. In the event a claim by a Participant relating to the amount of any distribution is denied, such person will be given written notice by the Secretary of the Pension Administration Committee of such denial, which notice shall set forth the reason for denial. The Participant may, within sixty (60) days after receiving the notice, request a review of such denial by filing notice in writing with the Secretary of the Pension Administration Committee. The Pension Administration Committee, in its discretion, may request a meeting with the Participant to clarify any matters it deems pertinent. The Pension Administration Committee will render a written decision within such period of time after receipt of the request that such Committee in its discretion deems necessary to give a full and fair review of the Participant's claim, stating the reason for its decision. The determination of the Pension Administration Committee as to any disputed questions or issues arising under the Plan and all interpretations, determinations and decisions of the Pension Administration Committee with respect to any claim hereunder shall be final, conclusive and binding upon all persons.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

8.1 Amendment. The Company, in its sole discretion, by action of its Board or its delegate, shall have the right to amend, terminate or suspend the Plan, in whole or in part, at any time. Each Participant shall be promptly notified of any amendments. Notwithstanding the above, no amendment shall reduce a

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      Participant's right to any benefits previously accrued under the Plan prior to such amendment or termination.

8.2 Change in Control. Notwithstanding any provision contained herein, if the Employer undergoes a Change in Control, the terms of a Participant's Change in Control Agreement with the Employer shall govern the determination of that Participant's entitlement to receive any or all of his Retirement Income under this Plan.

                                   ARTICLE IX

                                    FUNDING

9.1 Unfunded Plan. This Plan is intended to be unfunded and any distributions hereunder shall be made out of the general assets of the applicable Employer. No Participant or Beneficiary shall have any right, title, interest, or claim in or to any assets of any Employer other than as an unsecured creditor. The Plan constitutes only an unsecured commitment by the applicable Employer to make payments to the extent, and subject to the limitations, provided for herein. Although this Plan constitutes an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), it is intended to cover only a select group of management or highly compensated employees pursuant to Sections 201, 301 and 401 of ERISA.

9.2 Trust or Other Fund. Notwithstanding the foregoing, any Employer may, but is not required to, contribute to a trust or other fund amounts equal to its obligations under the Plan. The assets of any trust or other fund so established shall be available to the creditors of such Employer in the event of its bankruptcy or insolvency. To the extent of the funds in such trust or other fund, distributions shall be payable to Participants first from such trust or other fund before any claim is made against the applicable Employer. The Pension Administration Committee may provide such direction to the trustee or custodian on behalf of the applicable Employer as it deems necessary to provide for the proper payment of distributions from the trust or other fund.

9.3 Payment from the Qualified Plan. To the extent permitted under the relevant Code rules and regulations, the Pension Administration Committee may seek whole or partial payment of any entitlement to Retirement Income due under this Plan to a Participant to be paid to such Participant under the Qualified Plan, reducing to the extent so paid the Retirement Income, if any, payable to such Participant under this Plan.

                                   ARTICLE X

                                 MISCELLANEOUS

10.1 Tax Withholding. Each Employer shall be entitled to withhold an amount sufficient in the opinion of such Employer to satisfy all federal, state and other governmental tax withholding requirements related to distributions pursuant to the Plan, including, but not limited to social security taxes.

10.2 Limitation of Rights. No Participant or Beneficiary shall acquire any legal or equitable rights against any Employer, except as expressly provided in the Plan.

10.3 Participant's Status. Each Participant in this Plan shall have the status of a general unsecured creditor of the applicable Employer and this Plan shall constitute a mere promise by such Employer to make future cash payments equivalent to the Participant's Retirement Income.

10.4 Offset to Distributions. Any distribution to a Participant under the Plan may be offset by any monetary claims any Employer has against the Participant.

10.5 Inalienability. Except as provided under Section 10.4, a Participant's rights to any distributions under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary.

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10.6  Indemnity of Committees.  Each Employer shall jointly and severally indemnify the members of the Compensation Committee and the Pension Administration Committee and each of them individually, from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful misconduct.

10.7 Pronouns. Wherever used herein, the masculine includes the feminine and the singular includes the plural, unless the context clearly provides otherwise.

10.8 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, EDO CORPORATION has caused this instrument to be
executed by its duly authorized officer on this   day of      , 2002.

                                          By:
                                          --------------------------------------

Attest:
------------------------                                Its duly authorized
------------------------------------

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